EXHIBIT 10.3

NAMED EXECUTIVE OFFICER COMPENSATION

Base Salaries

Effective January 1, 2005, the independent members of the Company’s Board of Directors approved increases to the annual base salaries for the following named executive officers of the Company as follows:

Bobby S. Shackouls	$1,025,000
Randy L. Limbacher	$550,000
Steven J. Shapiro	$550,000

L. David Hanower $ 450,000

2001 Performance Share Unit Plan

Effective January 25, 2005, the Compensation Committee vested the below listed number of performance share units previously granted to the following named executive officers of the Company resulting in the below listed payouts:

Named Executive Officer	Number of Units Vested	Payout
Bobby S. Shackouls	200,000	$8,632,000
Randy L. Limbacher	62,500	$2,697,500
Steven J. Shapiro	62,500	$2,697,500
L. David Hanower	50,000	$2,158,000
John A. Williams	50,000	$2,158,000

2005 Performance Share Unit Plan

Effective January 26, 2005, the Compensation Committee granted the below listed number of performance share units to the following named executive officers of the Company:

Named Executive Officer	Number of Units Granted
Bobby S. Shackouls	200,000
Randy L. Limbacher	70,000
Steven J. Shapiro	70,000
L. David Hanower	55,000
John A. Williams	55,000